Exhibit 4.3

MD TECHNOLOGIES INC.

DEBENTURE ORDER FORM

Please Return To:	A PROPERLY COMPLETED
MD Technologies Inc. 620 Florida St., Suite 200 Baton Rouge, LA 70801 Attn: Jose S. Canseco	ORIGINAL DEBENTURE ORDER FORM MUST BE USED TO SUBSCRIBE FOR DEBENTURES

Expiration Date for Purchase of Debentures:

September 23, 2005

5:00 P.M. Baton Rouge, Louisiana Time

Debentures Subscribed For

(1) Number of Debentures	Debenture Price	(2) Total Payment Due

_______________	X $10,000 =	$ __________________

Method of Payment

(3)	☐ Enclosed is a check, bank draft or telegraphic or express money order made payable to MD Technologies Inc. (cash may not be used) in the amount of $ ___________________.

(4)	☐ Wire transfer of funds has been made to an account maintained by MD Technologies Inc. for such purpose in the amount of $ . (Please contact Mr. Canseco for wire instruction information)

Debenture Registration

(5)	Form of Debenture Ownership:

☐ Individual	☐ UTMA/UGMA	☐ Fiduciary (i.e. trust, estate, etc.)	☐ Corporation or Partnership	☐ Other

Residence and Taxpayer Information

(6)	I am a resident of State: Country:

Name	Social Security No. or Tax ID No.

Street Address/City/State/Zip Code	County of Residence

Telephone Information

(7) Please provide telephone numbers where you can be reached.

Daytime Phone	Evening Phone
( )	( )

Acknowledgment

(8) I/We acknowledge receipt of the prospectus dated May             , 2005 and understand that in order to purchase debentures, this fully completed Debenture Order Form must be received by MD Technologies Inc. no later than 5:00 p.m. on September 23, 2005, the expiration date of the offering, unless extended by MD Technologies Inc., otherwise this Debenture Order Form will be void. Completed Debenture Order Forms, together with the required payment, may be delivered to or mailed to MD Technologies Inc. in the enclosed business reply envelope or to the address found in the offering circular. Do not mail cash.

It is understood that this Debenture Order Form will be accepted in accordance with, and subject to, the terms and conditions described in the accompanying prospectus.

The undersigned agree(s) that, without the prior consent of MD Technologies Inc., this Debenture Order Form may not be modified, withdrawn or cancelled.

Under penalty of perjury, I/we certify that the Social Security or Tax ID Number and other information provided under Item 6 of this Debenture Order Form are true, correct and complete and that I/we am/are not subject to backup withholding because: (i) I/we am/are exempt from backup withholding (ii) I/we have not been notified by the Internal Revenue Service (“IRS”) that I/we am/are subject to backup withholding as a result of failure to report all interest or dividends; or (iii) the IRS has notified me/us that I/we am/are no longer subject to backup withholding.

I UNDERSTAND THAT MY PURCHASE OF DEBENTURES IS SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

(9) Signature:	Date:

(9) Signature:	Date:

(10) If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney-in-fact, agent(s), officer(s) of a corporation or of another person acting in a fiduciary or representative capacity, please provide the following information (please type or print).

Name	Capacity	Social Security No. or Tax ID No.

Street Address/City/State/Zip Code	County of Residence

You may mail your completed Debenture Order Form to MD Technologies Inc. at the address provided in the prospectus. If you send by mail, it is recommended that the Debenture Order Form be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to MD Technologies Inc. prior to the Expiration Date. Your Debenture Order Form, properly completed, and payment in full must be received by MD Technologies Inc. no later than 5:00 p.m., Baton Rouge, Louisiana Time, on September         , 2005, or it will become void.

DEBENTURE OWNERSHIP GUIDE AND ORDER FORM INSTRUCTIONS

DEBENTURE OWNERSHIP GUIDE

INDIVIDUAL:	Include the first name, middle initial, and last name of the debenture holder. Avoid the use of an initial in place of the first name. Please omit words that do not affect ownership rights such as “Mr.,” “Mrs.,” “Dr.,” “special account,” “single person,” etc.

UNIFORM TRANSFER TO MINORS ACT (“UTMA”):	The debenture may be held in the name of the custodian for a minor under the Uniform Transfer to Minor Acts of the individual states. There may be only one custodian and one minor designated on a debenture. The standard abbreviation of custodian is “CUST,” while the “Uniform Transfer to Minor Act” is abbreviated “UTMA.” Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, a debenture held by John P. Jones under the Pennsylvania Uniform Transfer to Minor Act will be abbreviated: JOHN P. JONES, CUST SUSAN A. JONES, UTMA, PA.

UNIFORM GIFT TO MINORS ACT (“UGMA”):	The debenture may be held in the name of a custodian for a minor under the Uniform Gifts to Minors laws of the individual states. There may be only one custodian and one minor designated on a debenture. The standard abbreviation of custodian is “CUST,” while the description “Uniform Gift to Minors Act” is abbreviated “UNIF GIFT MIN ACT.” Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state.

FIDUCIARIES:	Information provided with respect to the debenture to be held in a fiduciary capacity must contain the following:

•      The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list corporate title (name). If an individual and a corporation, list the corporation before the individual.

• The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•      A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Without designation establishing a fiduciary relationship, your debenture may not be registered in a fiduciary capacity.

• The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

• The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership: John D. Smith, Trustee Under Agreement Dated 10-1-92 for Tom A. Smith.

ITEM INSTRUCTIONS

ITEMS 1 and 2	Fill in the number of debentures that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of debentures by the subscription price of $10,000 per debenture. MD Technologies Inc. may accept or reject subscriptions, in whole or in part, in the sole discretion of its board of directors.

ITEMS 3 and 4	Please check the appropriate box if (a) your method of payment is check, bank draft or telegraphic or express made payable to MD Technologies Inc. and fill in the amount due or

(b) your method of payment is by wire transfer of funds to an account maintained by MD Technologies Inc. and fill in the amount due.

The aggregate subscription price will be deemed to have been received by MD Technologies Inc. only upon (i) clearance of any non-certified check, (ii) receipt by MD Technologies Inc. of any certified check or bank draft drawn upon a domestic bank or of any posted, telegraphic or express money order, or (iii) receipt of good funds in MD Technologies Inc.’s account. If paying by a non-certified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, persons who wish to pay the aggregate subscription price by a means of a non-certified personal check are urged to make payment sufficiently in advance to the offering expiration date, to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds. All funds received shall be held by MD Technologies Inc. If the amount enclosed or transmitted is not sufficient to pay the purchase price for all debentures that are stated to be subscribed for, the number of debentures subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the offering is terminated, all funds received from subscribers will be promptly refunded, with interest.

ITEMS 5, 6 and 7	The securities transfer industry has developed a uniform system of securityholder registration that we will use in the issuance of your debentures. Please complete Items 5, 6 and 7 as fully and accurately as possible, and be certain to supply the social security or tax ID number of the person who is subscribing for debentures. Additionally, please list your daytime and evening telephone number(s). We will need to call you if we cannot execute your subscription as given. If you have any questions or concerns regarding the registration of your debenture, please consult your legal advisor. Debenture ownership must be registered in one of the ways described under “Debenture Ownership Guide” above.

ITEMS 8 and 9	Please sign and date the Debenture Order Form where indicated. Review the Debenture Order Form carefully before you sign, including the acknowledgment. Normally, one signature is required.

ITEM 10	Persons who sign the Debenture Order Form in a representative or other fiduciary capacity must indicate their capacity when signing and unless waived by MD Technologies Inc. in its sole and absolute discretion, must present to MD Technologies Inc. satisfactory evidence of their authority so to act. If the Debenture Order Form is executed by a person other than the holder named on the face of the Debenture Order Form, prior evidence of authority of the person executing the Debenture Order Form must accompany the name unless MD Technologies Inc., in its discretion, dispenses with proof of authority.